As filed with the Securities and Exchange Commission on March 12, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROOFPOINT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	51-0414846
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

925 West Maude Avenue

Sunnyvale, CA 94085

(408) 517-4710

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

InteliSecure, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Gary Steele

Chief Executive Officer

Proofpoint, Inc.

925 West Maude Avenue

Sunnyvale, CA 94085

(408) 517-4710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Matthew P. Quilter, Esq.

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
In respect of assumed restricted stock units: Common Stock, $0.0001 par value per share (2)	77,083	$115.74	$8,921,201 (3)	$973 (3)

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that may from time to time be offered or issued in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Represents shares of common stock, par value $0.0001, of the Registrant subject to issuance pursuant to restricted stock units outstanding under the InteliSecure, Inc. 2021 Equity Incentive Plan (the “Plan”) and assumed by the Registrant.

(3)

Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registration’s Common Stock as reported on The Nasdaq Global Select Market on March 5, 2021.

EXPLANATORY NOTE

In connection with the Agreement and Plan of Merger, dated as of February 21, 2021, by and among the Registrant, Arapahoe Acquisition Sub Corp. and InteliSecure, Inc. and certain other parties (the “Merger Agreement”), the shares (the “Assumed Shares”) subject to restricted stock unit awards that were outstanding under the InteliSecure, Inc. 2021 Equity Incentive Plan, were assumed by the Registrant at the effective time of the merger of Arapahoe Acquisition Sub Corp with and into InteliSecure, Inc., whereby InteliSecure, Inc. became a wholly owned subsidiary of the Registrant (the “Merger”). Pursuant to the terms of the Merger Agreement, the Assumed Shares were for a certain number of shares of Registrant’s common stock calculated based on the Exchange Ratio (as defined in the Merger Agreement) as provided in the Merger Agreement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I will be delivered in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act. Such documents are not required to be filed and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 19, 2021;

(b)	The Registrant’s Current Report on Form 8-K filed with the Commission on February 4, 2021; and

(c)

The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-35506) filed on April 13, 2012 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such reports that are filed or deemed filed as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (regarding unlawful dividends, stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the DGCL;

•

the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition, the Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections.

Reference is also made to the Underwriting Agreement filed with the Registration Statement on Form S-1 (Registration No. 333-178479), which provides for the indemnification of certain of our executive officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provisions in the Registrant’s restated certificate of incorporation and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers is sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant has directors’ and officers’ liability insurance for securities matters.

See also the undertakings set out in response to Item 9 of this Registration Statement.

Item 8.	Exhibits.

The information required by this Item is set forth in the Exhibit Index that precedes the signature page of this Registration Statement.

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that clauses (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.01	Amended and Restated Certificate of Incorporation of the Registrant	S-1	333-178479	3.02	4/9/2012

4.02	Amended and Restated Bylaws of the Registrant	8-K	001-35506	3.1	2/20/2019

4.03	Form of Registrant’s common stock certificate	S-1	333-178479	4.01	4/9/2012

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.02	Consent of Fenwick & West LLP (contained in Exhibit 5.01)					X

24.01	Power of Attorney (included on the signature page to this Registration Statement)					X

99.01	InteliSecure, Inc. 2021 Equity Incentive Plan and form of restricted stock unit award agreement		X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 12th day of March, 2021.

PROOFPOINT, INC.

By:	/s/ Gary Steele
Gary Steele
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Steele and Paul Auvil, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/ Gary Steele	Chief Executive Officer	March 12, 2021
Gary Steele	(Principal Executive Officer)

/s/ Paul Auvil	Chief Financial Officer	March 12, 2021
Paul Auvil	(Principal Financial Officer and Principal Accounting officer)

/s/ Dana Evan	Director	March 12, 2021
Dana Evan

/s/ Jonathan Feiber	Director	March 12, 2021
Jonathan Feiber

/s/ Kristen Gil	Director	March 12, 2021
Kristen Gil

/s/ Kevin Harvey	Director	March 12, 2021
Kevin Harvey

/s/ Michael Johnson	Director	March 12, 2021
Michael Johnson

/s/ Elizabeth Rafael	Director	March 12, 2021
Elizabeth Rafael

/s/ Leyla Seka	Director	March 12, 2021
Leyla Seka

/s/ Richard Wallace	Director	March 12, 2021
Richard Wallace